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[SUTHERLAND ASBILL & BRENNAN LLP]


                                                   April 24, 2001


Southern Farm Bureau Life Insurance Company
1401 Livingston Lane
Jackson, Mississippi 39213

         Re:   Southern Farm Bureau Variable Account (File No. 333-79865)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Experts" in the statement of additional information filed as part of Post-Effective Amendment Number 2 to the registration statement on Form N-4 for Southern Farm Bureau Variable Account (File No. 333-79865). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By: /s/ STEPHEN E. ROTH
                                                --------------------
                                                 Stephen E. Roth, Esq.